UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 7, 2005

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incoporation)		Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices)  (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On November 7, 2005, NovaDel Pharma Inc. (the "Company") issued a press release to announce that the Company set the date of the annual stockholders' meeting and announced the deadline for submitting stockholder proposals. The press release is being furnished pursuant to Item 9.01 of this Current Report on Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.   Other Events.

In the press release referred to in Item 7.01, the Company announced that the annual meeting of stockholders will be held on January 17, 2006. The record date for determination of stockholders entitled to vote at such meeting is December 7, 2005.

The Company also announced that to be considered for inclusion in the proxy statement, stockholder proposals were to have been submitted in writing to the Corporate Secretary at the Company's headquarters by October 10, 2005. If a stockholder notifies the Company after November 28, 2005 of its intent to present a proposal at the Company's 2006 Annual Meeting of Stockholders (and for any reason the proposal is voted upon at such annual meeting), the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy material. Proposals should be directed to the attention of the Corporate Secretary, NovaDel Pharma Inc., 25 Minneakoning Road, Flemington, New Jersey 08822.

Item 9.01.   Financial Statements and Exhibits.

(c)  Exhibits.

                99.1     Press release dated November 7, 2005, titled “NovaDel Pharma Inc. Sets
                            Annual Stockholders' Meeting Date and Announces Deadline for
                            Submitting Stockholder Proposals.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc. By: /s/ Jean W. Frydman ————————————————— Name: Jean W. Frydman Title: General Counsel

Date:  November 8, 2005

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated November 7, 2005, titled “NovaDel Pharma Inc. Sets Annual Stockholders’ Meeting Date and Announces Deadline for Submitting Stockholder Proposals.”